As filed with the Securities and Exchange Commission on
                               April 27, 1998.

                       Registration Statement No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549



                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                        CIRCUS CIRCUS ENTERPRISES, INC.
               (Exact name of issuer as specified in its charter)

                NEVADA                               88-012196
     (State or other jurisdiction of        (I.R.S. Employer Identification No.)
      incorporation or organization)

  2880 LAS VEGAS BOULEVARD SOUTH, LAS VEGAS, NEVADA        89109
        (Address of Principal Executive Offices)         (Zip Code)

                              1998 STOCK OPTION PLAN
                             (Full Title of the Plan)

                      Yvette E. Landau, General Counsel
                       Circus Circus Enterprises, Inc.
                        2880 Las Vegas Boulevard South
                             Las Vegas, NV 89109
                    (Name and address of agent for service)

                               (702) 734-0410
         (Telephone number, including area code, of agent for service)

                                  Copies to:
                          Howell J. Reeves, Esquire
                   Wolf, Block, Schorr and Solis-Cohen LLP
                        Twelfth Floor Packard Building
                            111 South 15th Street
                            Philadelphia, PA 19102
                                (215) 977-2000

                      CALCULATION OF REGISTRATION FEE

                             Proposed        Proposed
Title of                     Maximum         Maximum        Amount
Securities     Amount        Offering        Aggregate      of
to be          to be         Price           Offering       Registration
Registered     Registered    Per Share(1)    Price(1)       Fee(1)


Common Stock,  2,000,000     $18.53         $37,060,000     $10,933
$.01-2/3       Shares (2)
Par Value

(1) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, based upon the average of the high and low prices of the Common Stock on the New York Stock Exchange Composite Tape on April 23, 1998.

(2) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration.


                          PROSPECTUS

                 CIRCUS CIRCUS ENTERPRISES, INC.

                        2,000,000 Shares

                Common Stock, $.01-2/3 Par Value

         Offered Pursuant to the 1998 Stock Option Plan

This Prospectus relates to the offering by Circus Circus
Enterprises, Inc. (the  Company ) of 2,000,000 shares of the Company s
Common Stock, $.01-2/3 per value ( Common Stock ), pursuant to the
Company s 1998 Stock Option Plan (the Plan ), which provides for the granting of options pursuant to which the Company may issue up to 2,000,000 shares of Common Stock, subject to adjustment upon the occurrence of certain events specified in the Plan, including stock dividends, stock splits and extraordinary cash dividends. Although the Company may issue previously authorized but unissued shares of its Common Stock pursuant to the Plan, it is the Company s present intention that all shares sold pursuant to the Plan will be shares of Common Stock held as treasury shares.


The Common Stock of the Company is listed on the New York
Stock Exchange and the Pacific Exchange. On April 23, 1998, the last reported sale price of the Common Stock on the New York Stock Exchange Composite Tape was $18 7/16 per share.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS
A CRIMINAL OFFENSE.


NEITHER THE NEVADA GAMING COMMISSION, THE
NEVADA STATE GAMING CONTROL BOARD, THE MISSISSIPPI
GAMING COMMISSION NOR ANY OTHER GAMING REGULATORY
AUTHORITY HAS PASSED UPON THE ADEQUACY OR ACCURACY
OF THIS PROSPECTUS OR THE INVESTMENT MERITS OF THE
SECURITIES OFFERED HEREBY.  ANY REPRESENTATION TO THE
CONTRARY IS UNLAWFUL.

The date of this Prospectus is April 27, 1998.
ADDITIONAL INFORMATION

The Company has filed a Registration Statement with the Securities and Exchange Commission (the Commission ) under the Securities
Act of 1933, as amended, with respect to the shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. For further information, reference is made to the Registration Statement, including the financial schedules and exhibits filed with or incorporated by reference as a part thereof. Items of information omitted from this Prospectus but contained in the Registration Statement may be inspected and copies may be obtained (at prescribed rates) at the Commission s Public Reference Section at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied (at prescribed rates) at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission s regional offices at Seven World Trade Center, Suite 1300 Floor, New York, New York 10048 and Citicorp Center, 500 West Madison
Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained by mail from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W. Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site
(http://www.sec.gov) that contains reports, proxy statements and other information regarding registrants, such as the Company, that file electronically with the Commission. In addition, the Common Stock is listed on the New York Stock Exchange and the Pacific Exchange and reports, proxy statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street,
New York, New York 10005 and the Pacific Exchange, 301 Pine Street,
San Francisco, California 94104.

No person is authorized to give any information or to make any representations not contained in this Prospectus in connection with the offer described herein, and any information or representation not contained herein must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell these securities in any state to any person to whom it is unlawful to make such offer in such state. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein is correct as of any time subsequent to its date.

The Company will provide, without charge, to each person to whom this Prospectus is delivered, a copy of the Company s annual report to stockholders for its last fiscal year together with a copy of any document or part thereof incorporated by reference in this Prospectus but not delivered herewith (not including exhibits to such information, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates) upon the written or oral request of such person. Requests should be directed to Yvette E. Landau, Secretary of the Company, 2880 Las Vegas Boulevard South, Las Vegas, Nevada 89109 (telephone 702-734-0410).

                     DESCRIPTION OF THE PLAN

General

This Prospectus relates to an aggregate of 2,000,000 shares of Common Stock which may be sold by the Company pursuant to its 1998 Stock Option Plan (the Plan ). Subject to the limitations described under
 Individuals Not Eligible to Receive Options Pursuant to the Plan, below, the Plan provides for the sale of up to 2,000,000 shares of the Company s
Common Stock pursuant to stock options granted to (i) full-time salaried employees of the Company and/or its Subsidiaries (as defined) with managerial, professional or supervisory responsibilities, and (ii) consultants and advisors who render bona fide services to the Company and its Subsidiaries, in each case, where the committee administering the Plan determines that such individual has the capacity to make a substantial contribution to the success of the Company. As used in this Prospectus, the term Participant means a person who holds one or more stock options granted pursuant to the Plan. As used in this Prospectus the term
 Subsidiaries means those corporations at least 50% owned, directly or indirectly, by the Company.

The Plan was originally adopted by the Company s Board of Directors (the Board of Directors ) on April 23, 1998 (the Plan s effective date). The Plan does not require approval by the Company s stockholders and is not subject to the provisions of the Employee Retirement Income Security Act of 1974 ( ERISA ). All expenses associated with the Plan are borne by the Company.

The description of the Plan contained herein does not purport to be complete, and reference is made to the Plan itself and to the respective agreements evidencing options granted pursuant to the Plan for a full statement of the terms and provisions applicable to such awards.

The principal office of the Company is located at 2880 Las
Vegas Boulevard South, Las Vegas, Nevada 89109, and its telephone number is (702) 734-0410.

Purposes

The purposes of the Plan are to enable the Company and its Subsidiaries to attract and retain the services of key employees with managerial, professional or supervisory responsibilities, to retain able consultants and advisors and to motivate such persons to use their best efforts on behalf of the Company.

Individuals Not Eligible to Receive Options Pursuant to the Plan

Notwithstanding any provision to the contrary, stock options may not be granted pursuant to the Plan to any individual who, on the date such grant would be made, is either (i) an Excluded Individual (as defined) or (ii) an individual to whom the issuance of shares of Common Stock upon the exercise of a stock option would not be eligible for registration on Securities and Exchange Commission Form S-8 ( Form S-8 ) or any successor form providing for the registration of securities offered generally to employees of an issuer pursuant to an employee benefit plan. As defined in the Plan, Excluded Individuals means, as of the date of determination, those individuals who are then serving, or have been elected, nominated or appointed by the Board of Directors or by the Company s stockholders to serve, in any of the following capacities: (i) as a member of the Board of Directors, (ii) as Chairman of the Board, Vice Chairman of the Board,
President, a Vice President, Secretary or Treasurer of the Company, or (iii) in any other position (regardless of title) obligating such individual to file reports pursuant to Section 16(a) of the Securities Exchange Act of 1934. The instructions currently applicable to the use of Form S-8 preclude the Company s use of that form for the registration of Common Stock for sale upon the exercise of stock options granted to any consultant or advisor for services in connection with the offer or sale of securities in capital-raising transactions and, accordingly, stock options may not be offered to a consultant or advisor in consideration for such services.


Administration

The Plan is administered by a committee (the Committee ) which must consist of two or more directors of the Company designated by the Board of Directors. The Company s Compensation Committee currently administers the Plan.

The Plan grants to the Committee full power, subject to and within the limits of the Plan, to (i) interpret and administer the Plan and stock options granted thereunder; (ii) make and interpret rules and regulations for the administration of the Plan and to make changes in and revoke such rules and regulations (and in the exercise of this power, generally determine all questions of policy and expediency that may arise and correct any defect, omission, or inconsistency in the Plan or any agreement evidencing the grant of any stock option in a manner and to the extent it deems necessary to make the Plan fully effective); (iii) determine those persons to whom stock options shall be granted and the number of stock options to be granted to any person;
(iv) determine the terms of stock options granted under the Plan, consistent with the provisions of the Plan; and (v) generally, exercise such powers and perform such acts in connection with the Plan as are deemed necessary or expedient to promote the best interests of the Company. The interpretation and construction by the Committee of any provisions of the Plan or of any stock option granted pursuant to the Plan shall be final, binding and conclusive. The Committee may amend or modify the terms of any stock option previously granted pursuant to the Plan, but no such amendment or modification may impair the rights of any Participant under such stock option without the consent of such Participant. Requests for additional information concerning the Committee or the Plan may be made to the individual and in the same manner as requests described under Reports of the Company .

The present Committee members, each of whom is a director of the Company, are Michael D. McKee, Chairman, and Arthur H. Bilger. Additional information concerning the members of the Committee may be obtained from Yvette E. Landau, General Counsel, Circus Circus Enterprises, Inc., 2880 Las Vegas Boulevard South, Las Vegas, Nevada 89109
(702-734-0410) upon oral or written request.


Limitation on Number of Shares

          Except for adjustments in accordance with the terms of the Plan upon the occurrence of certain specified events, the number of shares of Common Stock which may be sold pursuant to the Plan may not exceed
2,000,000. To the extent a stock option granted to a Participant pursuant to the Plan expires unexercised or is canceled, terminated or forfeited in any manner without the sale of all of the shares of Common Stock subject thereto, such unsold shares will again be available under the Plan. While the shares of Common Stock sold pursuant to the Plan may be either authorized and unissued shares, treasury shares, or a combination thereof, as the Committee determines, it is currently the intention of the Company to utilize treasury shares for this purpose.

Stock Options

          Stock options granted to a Participant under the Plan will not be incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, (the Code ). Stock options granted pursuant to the Plan may be for a term of up to ten years. The exercise price per share of Common Stock for a stock option granted to a Participant pursuant to the Plan must be fixed by the Committee at not less than 100% of the fair market value of a share of Common Stock on the date of grant. For this purpose, the fair market value of the Common Stock, as defined in the Plan, means the last reported sale price of the Common Stock on the New
York Stock Exchange Composite Tape on the date fair market value is to be determined and, in absence of any sale on such day, fair market value as determined in good faith by the Committee on the basis of such quotations and other considerations as the Committee deems appropriate. Stock options granted to a Participant pursuant to the Plan will be exercisable at such time or times as the Committee determines at or subsequent to grant in accordance with the terms of the Plan. Stock options granted pursuant to the Plan will be exercisable in whole or in part by written notice to the Company, 2880 Las Vegas Boulevard South, Las Vegas, Nevada 89109 (to the attention of the
Company s Corporate Secretary), in each case signed by the Participant exercising such option, stating the number of shares of Common Stock with respect to which the option is being exercised and accompanied by payment in full of the exercise price.

          Payment of the exercise price for an option granted to a Participant may be made, at the discretion of the optionee, and to the extent permitted by the Committee, (A) in United States dollars (whether in cash or by check, bank draft, or money order payable in United States dollars to the order of the Company), (B) in Common Stock (valued at the fair market value thereof on the date of exercise) either delivered by the Participant to the Company or withheld by the Company from the shares otherwise issuable upon such exercise, or (C) by a combination of cash and Common Stock. The date on which both such notice and payment have been received by the office of the Corporate Secretary of the Company will be the date of exercise for the option as to the number of shares specified in the notice and for which such payment has been received. Until the shares of Common Stock as to which an option is exercised become issued and outstanding shares (e.g., upon registration of such shares in the Participant s name on the stock transfer records for the Common Stock), the Participant will have none of the rights of a stockholder of the Company with respect to such shares.

Termination of Employment

          General. Except as otherwise described under Exceptions to the General Rule , below, if a Participant s employment by, or relationship as a consultant or advisor to, the Company or its Subsidiaries is terminated for any reason, each stock option granted under the Plan held by such Participant at the date of such termination (which has not previously lapsed or terminated), unless otherwise specified in the written agreement evidencing such stock option, shall continue to be exercisable by such Participant (but only to the extent exercisable at the time of such termination) until the earlier of (i) the expiration of the option by its terms or (ii) the expiration of the three-month period commencing with such termination.

          Exceptions to the General Rule. The general rule applicable upon a Participant s termination of employment by, or relationship as a consultant or advisor to, the Company or its Subsidiaries, described under
 General , above, is subject to four exceptions. These exceptions are as follows:

          (1) Special Terms. If an agreement evidencing a stock option includes terms relating to the effect of a Participant s termination of employment by, or relationship as a consultant or advisor to, the Company or its Subsidiaries which are different than those set forth under General , above, or in one or more of paragraphs (2), (3) and (4), below ( Special
Terms ), then, to the extent of any inconsistency, the Special Terms shall control.

          (2) Total Disability. If a Participant s employment by, or relationship as a consultant or advisor to, the Company or its Subsidiaries terminates as a result of such Participant s permanent mental or physical disability as determined by the Committee ( Total Disability ), each stock option granted under the Plan held by such Participant at the date of such termination (which has not previously lapsed or terminated) shall immediately become fully exercisable as to the total number of shares of Common Stock subject thereto (whether or not exercisable to that extent at the time of such termination) and shall remain so exercisable by such Participant until the earlier of (i) the expiration of the option by its terms, or (ii) the expiration of the six-month period commencing with such termination.

(3) Death. If a Participant s employment by, or relationship as a consultant or advisor to, the Company shall terminate as a result of the Participant s death, each stock option granted under the Plan held by such Participant at the date of such termination (which has not previously lapsed or terminated) shall immediately become fully exercisable as to the total number of shares of Common Stock subject thereto (whether or not exercisable to that extent at the time of death) by the executor or administrator of the Participant s estate or by the person or persons to whom the deceased Participant s rights thereunder pass by will or by the laws of descent or distribution, and shall remain so exercisable until the earlier of (i) the expiration of the option by its terms, or (ii) the expiration of the twelve -month period commencing with such Participant s death.

(4)       Misconduct.    If a Participant (i) shall cease to be
employed by, or have a relationship of consultant or advisor to, the Company or a Subsidiary because of his discharge or termination for dishonesty, or because he violated any material provision of any employment or other agreement between him and the Company or a Subsidiary, or (ii) shall voluntarily resign or terminate his employment with or relationship as a consultant or advisor to the Company or a Subsidiary under or followed by such circumstances as would constitute a breach of any material provision of any employment or other agreement between him and the Company or a Subsidiary, or (iii) shall have committed an act of dishonesty not discovered by the Company or a Subsidiary prior to the cessation of his employment with or relationship as a consultant or advisor to the Company or a Subsidiary, but which would have resulted in his discharge or termination if discovered prior to such date, or (iv) shall, either before or after cessation of his employment with or relationship as a consultant or advisor to the Company or a Subsidiary, without the written consent of the Company or a Subsidiary, use (except for the benefit of the Company or a Subsidiary) or disclose to any other person any confidential information relating to the continuation or proposed continuation of the business or any trade secrets of the Company or a Subsidiary obtained as a result of or in connection with such employment or relationship as a consultant or advisor, or (v) shall, either before or after the cessation of his employment with or relationship as a consultant or advisor to the Company or a Subsidiary, without the written consent of the Company or a Subsidiary, directly or indirectly, give advice to, or serve as an employee, director, officer, or trustee of, or in any similar capacity with, or otherwise directly or indirectly participate in the management, operation, or control of, or have any direct or indirect financial interest in, any corporation, partnership, or other organization which directly or indirectly competes in any respect with the Company or its Subsidiaries, or (vi) shall cease to be employed by or have a relationship as a consultant or advisor to the Company or a Subsidiary because of his inability to continue as an employee, consultant or advisor, as the case may be, under any law or governmental regulation, including any Nevada gaming law or regulation, or (vii) shall voluntarily resign or terminate his employment with or relationship as a consultant or advisor to the Company or a Subsidiary under or followed by such circumstances as would have rendered him unable to have continued as an employee, consultant or advisor, as the case may be, under any law or governmental regulation, including any Nevada gaming law or regulation, then forthwith from the happening of any such event, any stock options then held by such Participant shall terminate and become void to the extent that they then remain unexercised. Additional forfeiture provisions may be included within the terms of any stock option grant to a Participant as may be determined by the Committee in its discretion, provided such provisions are set forth in the written agreement evidencing such stock option.

Stock Option Agreements

          Each stock option granted to a Participant under the Plan is required by the terms of the Plan to be evidenced by a written agreement executed by the Company and the Participant to whom the option is granted. Each such agreement is to be in such form and contain such terms and conditions (not inconsistent with the Plan) as the Committee determines in its sole discretion.

Non-Transferability

   No stock option granted to a Participant under the Plan, and no interest therein, shall be transferable by the Participant otherwise than by will or the laws of descent and distribution. Each such option granted to a Participant shall be exercisable during the Participant s lifetime only by the Participant or his guardian or legal representative. Any purported transfer contrary to this provision will be null and void and without effect.


Tax Withholding

          Under the terms of the Plan, the Committee has the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any withholding or other tax due with respect to any shares sold to a Participant pursuant to a stock option granted under the Plan, and the Committee may defer such sale unless indemnified to its satisfaction. A Participant may, to the extent the Committee consents (but only to such extent), make an irrevocable election to have shares of Common Stock otherwise issuable pursuant to an option withheld, tender back to the Company shares of Common Stock received pursuant to an option or deliver to the Company previously acquired shares of Common Stock having a fair market value sufficient to satisfy all or part of the Participant s estimated tax obligations associated with the transaction. Such election must be made by a Participant prior to the date on which the relevant tax obligation arises. The Committee may, in its sole discretion, disapprove of any election and/or limit, suspend or terminate the right of a Participant to make such elections.

Rights of Participants

          The Plan does not limit in any way the right of the Company or any of its Subsidiaries to terminate a Participant s employment or relationship as a consultant or advisor at any time, nor does the Plan or the receipt of one or more stock options pursuant thereto confer upon a Participant any right to continue in the employ of or as a consultant or advisor to the Company or any of its Subsidiaries for any period of time or to continue to receive his or her present or any other rate of compensation. The Plan does not confer on any employee, consultant or advisor a right to receive options pursuant thereto, or, having become a Participant, to receive additional stock options pursuant to the Plan.

Stock Options Granted

          As of the close of business on April 23, 1998, no options had been granted under the Plan.

Term of the Plan

          Unless earlier terminated by the Board of Directors, the Plan will expire on April 22, 2008 and, thereafter no option may be granted pursuant to the Plan. However, the Plan will continue after such date to govern all options granted pursuant to the Plan before that date until the exercise, expiration or cancellation of such options.

Rights as Stockholder

          A Participant under the Plan will have no right as a stockholder of the Company with respect to shares which are the subject of stock options granted pursuant to the Plan unless and until certificates for such shares are issued to the Participant.

Adjustments Upon Certain Changes

          In the event of changes to the outstanding shares of Common
Stock of the Company through reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend, stock consolidation or otherwise, or in the event of a sale of all or substantially all of the assets of the Company, an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which stock options may be granted pursuant to the Plan. A corresponding adjustment changing the number or kind of shares and/or purchase price per share of unexercised stock options or portions thereof which have been granted pursuant to the Plan prior to any such change shall likewise be made. Notwithstanding the foregoing, in the case of a reorganization, merger or consolidation, or sale of all or substantially all of the assets of the Company, in lieu of adjustments as aforesaid, the Committee may in its discretion accelerate the date after which a stock option granted pursuant to the Plan may or may not be exercised or the stated expiration date thereof. Adjustments or changes under the circumstances described in this paragraph are to be made by the Committee, whose determination as to the adjustments or changes to be made, and the extent thereof, shall be final, binding and conclusive.


Amendment, Suspension and Termination of Plan

          The Plan may be suspended, terminated or reinstated, in whole or in part, at any time by the Board of Directors. The Board of Directors may from time to time make such amendments to the Plan as it deems advisable, provided, however, that without the approval of the Company s stockholders no amendment may be made that would permit the grant of stock options to Excluded Individuals. Except as otherwise provided in the Plan, termination or amendment of the Plan shall not, without the consent of a Participant affect such Participant s rights under any stock option previously granted to such Participant. See Adjustments Upon Certain Changes.

Governing Law

          The Plan provides that its validity and construction, and the validity and construction of its rules and regulations and any agreements entered into thereunder, shall be governed by the laws of the State of Nevada.


FEDERAL INCOME TAX CONSEQUENCES

General

The stock options granted under the Plan ( Non-Qualified Stock
Options ) are not intended to qualify for the favorable Federal income tax treatment accorded Incentive Stock Options as defined under Section 422 of the Internal Revenue Code of 1986, as amended (the Code ). Section 83 of the Code and the Regulations thereunder govern the taxation of the receipt and exercise of Non-Qualified Stock Options under the Plan. An optionee should not recognize any income for Federal income tax purposes at the time of the grant of any Non-Qualified Stock Option under the Plan. However, when the Non-Qualified Stock Option is exercised, the excess of the fair market value of the shares of Common Stock acquired pursuant to such exercise, determined at the time of exercise, over the option price constitutes ordinary income to the optionee. The Company would generally be entitled to a corresponding income tax deduction for the taxable year in which the optionee is required to include such ordinary income. The Company will withhold Federal income, Social Security and Unemployment taxes on the amount of ordinary income recognized by a Participant upon the exercise of a Non-Qualified Stock
Option.

Taxation of Capital Gains and Ordinary Income

Under the terms of the Code, the maximum marginal federal tax
rate imposed on ordinary income for individuals is 39.6%.   The maximum
marginal federal tax rate imposed on capital gains is 20% with respect to dispositions of property that has been held for more than 18 months and 28% with respect to dispositions of property that has been held for more than one year, but not more than 18 months. Gains from dispositions of property held for one year or less are subject to a maximum marginal federal tax rate that is the same as the maximum marginal rate applicable to ordinary income. In addition to this difference in tax rates, the distinction between capital gains and losses and ordinary income is relevant for a number of reasons, including the fact that generally capital losses are only deductible against capital gains and $3,000 ($1,500 in the case of a married individual filing a separate return) of ordinary income.

          The general Federal income tax principles discussed above are highly complex and subject to changes which may be brought about by subsequent legislation or by regulations and administrative rulings which may be applied on a retroactive basis. Optionees may also be subject to state and local and/or foreign taxes with respect to option grants, option exercises and the subsequent holding and disposition of shares acquired and should refer to the applicable tax laws of the relevant jurisdictions. Each Participant should consult his own tax advisor in connection with the tax consequences of the grant and exercise of any stock option received pursuant to the Plan and the subsequent holding and disposition of shares received upon exercise of such option.

                     REPORTS OF THE COMPANY

          The Company s Quarterly and Annual Reports to Stockholders, proxy soliciting material and other communications distributed to the Company s stockholders generally will be provided to all Participants whether or not they are stockholders of the Company. If a Participant does not for some reason receive a copy of any of such reports, material or other communications, he or she may obtain copies of the same which the Company will provide promptly without charge upon written or oral request. Such request should be directed to Yvette E. Landau, General Counsel, Circus Circus Enterprises, Inc., 2880 Las Vegas Boulevard South, Las Vegas,
Nevada 89109 (702-734-0410).

Participants will be provided from time to time such reports, if any, concerning their options as the Committee deems appropriate. While the Committee does not have any present intention of issuing such reports on a regular basis, any Participant may obtain information concerning his or her options by contacting Yvette E. Landau at the address or telephone number indicated in the preceding paragraph.


                   INCORPORATION OF CERTAIN
                    DOCUMENTS BY REFERENCE

          The Company hereby incorporates by reference, the following documents, each of which shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing thereof with the Securities and Exchange Commission:

(a) The Company s Annual Report on Form 10-K for the fiscal year ended January 31, 1997, filed pursuant to Section 13(a) of the 1934 Act;

(b) The Company s Quarterly Report on Form 10-Q for the fiscal quarters ended April 30, 1997, July 31, 1997 and October 31, 1997, filed pursuant to Section 13(a) of the 1934 Act;

(c) The description of the Company s Common Stock contained in the Company s Registration Statement on Form 8-A declared effective by the Securities and Exchange Commission on October 25, 1983 and any amendments or reports filed for the purpose of updating such description;

(d)       The description of the Company s Common Stock Purchase
          Rights contained in the Company s Registration Statement on Form 8-A declared effective by the Securities and Exchange Commission on August 12, 1994, and any amendments or reports filed for the purpose of updating such description; and

(e) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold.

          Copies of the documents incorporated by reference herein, except for the exhibits to such documents (unless such exhibits are specifically incorporated by reference into the documents which this Prospectus incorporates), are available to any person receiving a copy of this Prospectus upon written or oral request. Such request should be directed to Yvette E. Landau, Secretary, Circus Circus Enterprises, Inc., 2880 Las Vegas Boulevard South, Las Vegas, Nevada 89109 (702-734-0410). See Additional
Information .

      EXPERTS

          The consolidated financial statements and schedules included or incorporated by reference in the Company s Annual Report on Form 10-K for the year ended January 31, 1997, incorporated by reference in this Prospectus and elsewhere in the Registration Statement, to the extent and for the periods indicated in their report, have been audited by Arthur Andersen LLP, independent public accountants, and are incorporated herein by reference in reliance upon the authority of such firm as experts in giving said report.


     TABLE OF CONTENTS

                                                  Page

ADDITIONAL INFORMATION                                           2

DESCRIPTION OF THE PLAN                                          3
General                                                          3
Purposes                                                         4
Individuals Not Eligible to Receive Options Pursuant to the Plan 4
Administration                                                   5
Limitation on Number of Shares                                   6
Stock Options                                                    6
Termination of Employment                                        7
Stock Option Agreements                                          9
Non-Transferability                                              9
Tax Withholding                                                 10
Rights of Participants                                          10
Stock Options Granted                                           10
Term of the Plan                                                10
Rights as Stockholder                                           11
Adjustments Upon Certain Changes                                11
Amendment, Suspension and Termination of Plan                   11
Governing Law                                                   12

FEDERAL INCOME TAX CONSEQUENCES                                 12
General                                                         12
Taxation of Capital Gains and Ordinary Income                   12

REPORTS OF THE COMPANY                                          13

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                  13

EXPERTS                                                          14

                          PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.               Incorporation of Documents by Reference.

             Reference is made to the information appearing under the heading Incorporation of Certain Documents by Reference in the Prospectus constituting a part of this Registration Statement, which information is incorporated herein by this reference.

Item 4.                    Description of Securities.

                             Not applicable.

Item 5.                    Interests of Named Experts and Counsel.

                             Not applicable.

Item 6.                  Indemnification of Directors and Officers.

                Section 78.751 of the Nevada Revised Statutes (the
Nevada Law ) permits a corporation to indemnify any of its directors, officers, employees and agents against costs and expenses arising from claims, suits and proceedings if such persons acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Notwithstanding the foregoing, in an action by or in the right of the corporation, no indemnification may be made in respect of any claim, issue or matter, as to which such person is adjudged to be liable to the corporation unless a court of competent jurisdiction determines that in view of all the circumstances of the case, indemnification would be appropriate. The indemnification provisions of the Nevada Law expressly do not exclude any other rights a person may have to indemnification under any bylaw, among other things.

                              In accordance with Nevada Revised Statutes 78.037,
Article XI of the Company s Restated Articles of Incorporation provides that no director or officer of the Company shall be personally liable to the Company or its stockholders for damages for breach of fiduciary duty as a director or officer, except for (a) acts or omissions which include intentional misconduct, fraud or a knowing violation of law, or (b) the payment of dividends in violation of Nevada Revised Statutes 78.300.

                  Article X, Section 10.2 of the Company s Restated
Bylaws provides for mandatory indemnification of directors and officers to the fullest extent now or hereafter permitted by law.

                  The Plan provides that no member of the Committee shall be liable for any action taken or omitted to be taken or for any determination made by him or her in good faith with respect to the Plan, and that the Company shall indemnify and hold harmless each member of the Committee against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board of Directors) arising out of any act or omission in connection with the administration or interpretation of the Plan, unless arising out of such person's own fraud or bad faith.

The Company maintains a liability insurance policy under which officers and directors are generally indemnified against losses and liability (including costs, expenses, settlements, and judgments) incurred by them in such capacities, individually or otherwise, other than specified excluded losses.
The insurance policy will pay on behalf of the Company all covered losses for which the Company grants indemnification of each officer or director as permitted by law which the officer or director becomes legally obligated to pay on account of an indemnifiable claim. The policy would generally cover, in addition to other liabilities, liabilities arising under the federal securities laws;
however, the subject of loss may not include any claim or claims under federal or state law arising out of or relating to (i) the filing of a registration statement with the Securities and Exchange Commission or the offer or sale by means of a prospectus of any security with respect to which a registration statement has been filed, including, but not limited to, any claim asserting that such registration statement or prospectus contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any underwriting agreement for the offer or sale of any security, or (iii) any accounting of profits from the purchase or sale of securities of the Company under Section 16(b) of the Securities Exchange Act of 1934 or a similar state law.

Item 7.                Exemption from Registration Claimed.

 Not Applicable.


Item 8.                    Exhibits.

4(a). Restated Articles of Incorporation of the Company and Certificate of Amendment thereto. (Incorporated by reference to Exhibit 3(a) to the Company s Annual
                Report on Form 10-K for the fiscal year ended
                January 31, 1991.)

4(b).           Certificate of Division of Shares into Smaller
                Denominations, dated June 20, 1991. (Incorporated by reference to Exhibit 3(b) to the Company s Annual
                Report on Form 10-K for the fiscal year ended
                January 31, 1992.)

4(c).           Certificate of Division of Shares into Smaller
                Denominations, dated June 22, 1993. (Incorporated by reference to Exhibit 3(i) to the Company s Current Report on Form 8-K dated July 21, 1993.)

4(d). Restated Bylaws of the Company. (Incorporated by reference to Exhibit 3(ii) to the Company s Annual Report on Form 10-K for the fiscal year ended
                January 31, 1997.)

4(e). Rights Agreement dated as of July 14, 1994, between the Company and First Chicago Trust Company of
                New York. (Incorporated by reference to Exhibit 4 to the Company s Current Report on Form 8-K dated August 15, 1994.)

4(f). Amendment to Rights Agreement effective as of April 16, 1996, between the Company and First Chicago Trust Company of New York.
                (Incorporated by reference to Exhibit 4(a) to the Company s Quarterly Report on Form 10-Q for the quarterly period ended July 31, 1996.)

4(g).           1998 Stock Option Plan.

23.             Consent of Arthur Andersen LLP

24. Power of Attorney (included on page II-5 of this registration statement).

Item 9.         Undertakings.

                The undersigned registrant hereby undertakes:


(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section l0(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant s annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 23rd day of April, 1998.

                                              CIRCUS CIRCUS ENTERPRISES, INC.



                 By:MICHAEL S. ENSIGN
                 MICHAEL S. ENSIGN, Chairman
                 of the Board and Chief Executive
                 Officer

                        POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael S. Ensign and Glenn Schaeffer, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


          Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature                Title                           Date

MICHAEL S. ENSIGN        Chairman of the Board        April 23, 1998
Michael S. Ensign        and Chief Executive
                         Officer (Principal
                         Executive Officer)


WILLIAM A. RICHARDSON    Executive Vice President     April 23, 1998
William A. Richardson    and Director


GLENN SCHAEFFER          President, Chief Financial   April 23, 1998
Glenn Schaeffer          Financial Officer,
                         Treasurer and Director
                         (Principal Financial
                         Officer)

LES MARTIN               Controller (Principal        April 23, 1998
Les Martin               Accounting Officer)


RICHARD P. BANIS         Director                     April 23, 1998
Richard P. Banis


ARTHUR H. BILGER         Director                     April 23, 1998
Arthur H. Bilger


RICHARD A. ETTER         Director                     April 23, 1998
Richard A. Etter


MICHAEL D. MCKEE         Director                     April 23, 1998
Michael D. McKee

                                                                 Exhibit 23





            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated
February 26,
1997 included or incorporated by reference in Circus Circus Enterprises, Inc. s Annual Report on Form 10-K for the year ended January 31, 1997 and to all references to our Firm included in this Registration Statement.


ARTHUR ANDERSEN LLP







Las Vegas, Nevada
April 27, 1998